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                                                                    EXHIBIT 99.1


                      GREENSTONE ROBERTS ADVERTISING, INC.
                              401 Broad Hollow Road
                            Melville, New York 11747

                   PROXY - SOLICITED BY THE BOARD OF DIRECTORS


         The undersigned stockholder of GREENSTONE ROBERTS ADVERTISING, INC. (the "Company") hereby appoints Messrs. Ronald Greenstone and Gary Roberts, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of said Company, to be held on Friday, September 29, 2000 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.


         This Proxy will be voted as specified. If no specification is made, the Proxy will be voted FOR the issuance of 5,073,950 shares of Common Stock of said Company to the shareholders of Kupper Parker Communications, Inc. ("KPCI"), the merger of KPCI into the Company, with (a) the repurchase by the Company of 300,000 shares of the Company from the existing shareholders at $4.50 per share,
(b) the amendment of the stock option plan to increase the number of options that can be granted to 250,000 and to convert the 34 KPCI options to 185,300 company options exercisable at $1.00 per 5,450 shares and (c) to amend the Certificate of Incorporation to delete the reference to the minimum number of directors of six (6) (Item 1); and as to any other matters as may properly come before the meeting, this Proxy will be voted in the discretion and in the best judgment of the Proxies. This Proxy may be revoked at any time prior to the voting thereof.

                   (Please date and sign on the reverse side.)




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(Continued from the other side)


The Board of Directors recommends a Vote FOR Item 1.

Item 1 - the issuance of 5,073,950 shares of Common Stock of said Company to the shareholders of Kupper Parker Communications, Inc. (KPCI"), the merger of KPCI into the Company, with (a) the repurchase by the Company of 300,000 shares of the Company from the existing shareholders at $4.50 per share (the "Share Buyback Program"), (b) the amendment of the Company stock option plan to increase the options that may be granted to 250,000 and to convert the KPCI options to Company options, and (c) the amendment of the Certificate of Incorporation to delete the reference to the minimum number of directors of six
(6).

         FOR / /                 WITHHOLD / /               ABSTAIN / /


IF ITEM 1 IS APPROVED AND THE MERGER WITH KPCI IS CONSUMMATED, THE UNDERSIGNED ELECTS TO HAVE THE COMPANY PURCHASE THE NUMBER OF SHARES SET FORTH BELOW OR HIS/HER/ITS PRO RATA SHARE OF SUCH NUMBER OF SHARES IF THERE IS AN OVER-SUBSCRIPTION IN THE SHARE BUYBACK PROGRAM AS DESCRIBED IN THE PROXY STATEMENT(THERE WILL BE NO SEPARATE TENDER FORM).


         YES / /  NO. OF SHARES _____________            NO / /


                                             Dated:_____________________________


                                             ___________________________________


                                             ___________________________________
                                             Signature or Signatures

                                             Please sign exactly as your name
                                             appears at the left. Executors,
                                             administrators, trustees,
                                             guardians, attorneys and agents
                                             should give their full titles and
                                             submit evidence of appointment
                                             unless previously furnished to the
                                             Company or its transfer agent.




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